Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-273508

BLACKROCK PRIVATE INVESTMENTS FUND

Supplement dated May 31, 2024 to the

Statement of Additional Information dated July 28, 2023,

as revised January 31, 2024 (as supplemented to date),

of BlackRock Private Investments Fund

This supplement amends certain information in the Statement of Additional Information (“SAI”) of BlackRock Private Investments Fund (the “Fund”), dated July 28, 2023, as revised January 31, 2024 (as supplemented to date). Unless otherwise indicated, all other information included in the SAI that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the SAI.

The following change is made to the Fund’s SAI:

The list following the last paragraph in the sub-section of the SAI entitled “Distribution of Fund Shares—Additional Payments to Financial Intermediaries” is deleted in its entirety and replaced with the following:

Charles Schwab & Co., Inc.

Dynasty Financial Partners, LLC

Fidelity Brokerage Services LLC

iCapital Securities, LLC

Intuition, Inc.

LPL Financial LLC

Sanctuary Wealth Group, LLC

Snyder Kearney, LLC

Investors should retain this supplement for future reference.

SAI-BPIF-0524SUP